EXHIBIT 99.2

Grant Park Fund July 2019 Update
August 20, 2019

Class	July ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	2.39%	5.31%	$4.41M	$996.526
B	2.34%	4.98%	$45.47M	$805.512
Legacy 1	2.64%	6.73%	$0.42M	$828.584
Legacy 2	2.56%	6.44%	$0.35M	$805.060
Global 1	2.64%	6.89%	$17.27M	$830.935
Global 2	2.61%	6.81%	$0.75M	$810.957
Global 3	2.47%	5.85%	$0.52M	$678.021

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was positive, led by gains in the currencies, fixed income, equities and grains/foods sectors.  Performance in the energies and metals sectors was negative.

Positive currency performance was led by positions in the British pound, U.S. dollar and Australian dollar.  Fixed income performance was driven by positions in Italian government bonds, German bunds and short sterling.  Positions in eurodollars offset some of the positive performance.  Positive equity performance was driven by positions in the All Ordinaries, S&P 500, Nasdaq 100 and FTSE indices.  Losses in the Hang Seng, Dax and MSCI EM indices offset some of the gains.  In the grains/foods sector, positive performance was led by positions in soybeans and cotton.

The energies sector performance was negative, led by losses in natural gas, heating oil, gasoline blendstock and brent oil.  Performance in the metals sector was negative, as positive performance from gold positions was offset by losses from positions in nickel, lead, aluminum and copper.

Additional Information:   Grant Park  no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018.  For existing investors in Grant Park, business continues to be conducted as usual.  There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis.  For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh
President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)

For the month ended July 31, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	$596,648	$4,969,634
Change In Unrealized Income (Loss)	1,589,240	1,557,261
Brokerage Commission	-15,894	-124,676
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-72,883	-503,366
Change in Accrued Commission	-2,328	-1,428
Net Trading Income (Loss)	2,094,783	5,897,425

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$77,272	$471,893
Interest, Other	26,619	207,899
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	2,198,674	6,579,433

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	216,588	453,493
Operating Expenses	14,909	109,184
Organization and Offering Expenses	17,149	125,618
Brokerage Expenses	270,878	1,982,644
Dividend Expenses	0	0
Total Expenses	519,524	2,670,939

Net Income (Loss)	$1,679,150	$3,908,494

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$69,290,224	$77,934,699
Additions	0	0
Net Income (Loss)	1,679,150	3,908,494
Redemptions	-1,791,732	-12,665,551
Balance at July 31, 2019	$69,177,642	$69,177,642

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR Year to Date ROR
A	$996.526	4,420.97029	$4,405,612	2.39%	5.31%
B	$805.512	56,448.45229	$45,469,882	2.34%	4.98%
Legacy 1	$828.584	510.59559	$423,071	2.64%	6.73%
Legacy 2	$805.060	430.02681	$346,197	2.56%	6.44%
Global 1	$830.935	20,783.69094	$17,269,901	2.64%	6.89%
Global 2	$810.957	920.23055	$746,268	2.61%	6.81%
Global 3	$678.021	762.08729	$516,712	2.47%	5.85%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership